Exhibit 5.1

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

February 7, 2023

Halliburton Company
3000 North Sam Houston Parkway East
Houston, TX 77032

Ladies and Gentlemen:

We have acted as counsel to Halliburton Company, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration statement on Form S–3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold from time to time pursuant to Rule 415 of the Securities Act. Such securities include: (a) shares of common stock, par value $2.50 per share, of the Company (“Common Stock”), (b) shares of preferred stock, without par value, of the Company (“Preferred Stock”), (c) debt securities of the Company (“Debt Securities”), which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, (d) depositary shares of the Company representing Preferred Stock (“Depositary Shares”), (e) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts (as defined below), other securities of the Company or any combination thereof (“Warrants”), (f) rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (“Rights”), (g) purchase contracts to purchase from or sell to the Company shares of Common Stock, Preferred Stock or other securities of the Company (“Purchase Contracts”) and (h) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights or Purchase Contracts (“Units” and, together with Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”).

The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus (the “Prospectus Supplements”).

Each series of Debt Securities will be issued pursuant to an Indenture (the “Indenture”) dated as of October 17, 2003 between the Company and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”) establishing the form and terms of such series of Debt Securities.

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

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In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (a) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the By-laws of the Company, as amended to date (the “By-laws” and together with the Certificate of Incorporation, the “Charter Documents”), (c) the Indenture, (d) the corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents and (f) the Registration Statement and the Prospectus. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and complete, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with the opinions hereinafter expressed, we have also assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;

(b) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the appropriate Prospectus Supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the creation and issuance of the Securities, including any Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(e) a definitive purchase agreement, underwriting agreement, deposit agreement, rights agreement, warrant agreement, unit agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

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(f) any Securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will have been, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in the case of shares of Common Stock or Preferred Stock, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance, in the case of shares of Preferred Stock;

(i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(j) in the case of Depositary Shares, (i) the Board will have taken all necessary corporate action to establish the terms of such Depositary Shares, including any action with respect to Preferred Stock underlying such Depositary Shares, (ii) the terms of such Depositary Shares and of their issuance and sale will have been duly established in conformity with the applicable deposit agreement, (iii) such Depositary Shares will have been authorized, offered and sold in accordance with such deposit agreement, (iv) such deposit agreement will be the valid and legally binding obligation of the depositary agent thereunder, enforceable against such party in accordance with its terms, (v) the Securities underlying such Depositary Shares will be duly issued and deposited with the depositary, (vi) the receipts evidencing such Depositary Shares (“Receipts”) will have been duly issued against the deposit of such Securities in accordance with such deposit agreement, (vii) such deposit agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (viii) the Receipts will have been duly executed, countersigned, registered in accordance with the provisions of such deposit agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

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(k) in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto, (ii) the applicable warrant agreement will be the valid and legally binding obligation of the warrant agent thereunder, enforceable against such party in accordance with its terms, (iii) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable, and (iv) such Warrants or certificates representing such Warrants will have been duly executed, countersigned and registered in accordance with the provisions of such warrant agreement and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(l) in the case of Rights, (i) the Board will have taken all necessary corporate action to authorize the terms of such Rights, (ii) the applicable rights agreement will be the valid and legally binding obligation of the rights agent thereunder, enforceable against such party in accordance with its terms, (iii) such Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable, and (iv) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement;

(m) in the case of Purchase Contracts, (i) the Board will have taken all necessary corporate action to establish the terms of such Purchase Contracts, (ii) the Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto, (iii) the applicable purchase contract agreement will be the valid and legally binding obligation of the counterparty, enforceable against such party in accordance with its terms, (iv) the Securities relating to such Purchase Contracts will have been duly authorized for issuance by the Company, and (v) such Purchase Contracts and such purchase contract agreement will be governed by New York law and will not include any provision that is unenforceable;

(n) in the case of Units, (i) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include, (ii) the terms of such Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units), (iii) the applicable agreement or other instrument establishing such Units or defining the rights of holders of such Units will be the valid and legally binding obligation of the counterparty, enforceable against such party in accordance with its terms, and (iv) such Units and such agreement will be governed by New York law and will not contain any provision that is unenforceable; and

(o) in the case of Debt Securities of any series, (i) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company, (ii) such Debt Securities and the applicable underwriting agreement will be governed by New York law and will not include any provision that is unenforceable, (iii) any applicable underwriting agreement will be the valid and legally binding obligation of the underwriters, enforceable against such party in accordance with its terms, (iv) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder, (iii) the Indenture will be the valid and legally binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms, (v) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (vi) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

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Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.
Any Debt Securities included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

3.
Any Depositary Shares included in the Securities, when issued, will have been duly authorized and validly issued, and the Receipts representing such Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

4.
Any Warrants, Rights, Purchase Contracts and Units included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

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The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.